MFS SERIES TRUST IV

                                 N-SAR EXHIBITS

                                  SUB-ITEM 77I

MFS Mid Cap Growth Fund, a series of MFS Series Trust IV, established a new class of shares, Class R2 shares, and redesignated Class R shares as Class R1 shares, as described in the prospectus supplement contained in Post-Effective Amendment No. 39 to the Registration Statement (File Nos. 2-54607 and 811-2594), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.